SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(A) of the Securities Exchange Act of 1934

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GSE SYSTEMS, INC.
(Name of Registrant as Specified in its Charter)

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GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784
(410) 970-7800
Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of GSE Systems, Inc. on Tuesday, June 11, 2019.  The Annual Meeting will begin at 9:00 a.m. local time at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.

The business to be presented for action at the Annual Meeting is described in the Proxy Statement.  We urge you to read the Proxy Statement carefully.  In addition to the formal items of business, I will be available at the meeting to answer your questions.

As permitted by the rules of the Securities and Exchange Commission, we are primarily furnishing proxy materials to our stockholders on the Internet rather than mailing paper copies of the materials to each stockholder.  As a result, some of you will receive an Important Notice Regarding Availability of Proxy Materials instead of paper copies of the Proxy Statement and our Annual Report.  The notice contains instructions on how to access the Proxy Statement and the Annual Report over the Internet, as well as instructions on how to request a paper copy of our proxy materials, if you so desire.

We look forward to seeing you at the meeting.

Very truly yours,

John D. Fuller
Chairman of the Board

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784

NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
Tuesday, June 11, 2019

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders (the “Annual Meeting”) of GSE Systems, Inc. (the “Company”) will be held on Tuesday, June 11, 2019, at 9:00 a.m. local time, at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046, and thereafter as it may from time to time be adjourned, for the purposes stated below:

1.	To elect two Class III directors to serve until the 2022 Annual Meeting and until their respective successors are elected and qualified;

2.	To approve a non-binding resolution regarding the compensation of the Company’s named executive officers;

3.
To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	To transact such other business as may properly come before the Annual Meeting or at any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 12, 2019, as the record date for the Annual Meeting.  Owners of the Company’s common stock at the close of business on that day are entitled to receive this notice of and to vote at the Annual Meeting or at any adjournments or postponements thereof.  Information regarding each of the matters to be voted on at the Annual Meeting is contained in the attached Proxy Statement and this Notice of Annual Meeting of Stockholders.  We urge you to read the Proxy Statement carefully.

If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy card to help us plan for the Annual Meeting.

By Order of the Board of Directors

Daniel W. Pugh
General Counsel and Secretary
Sykesville, Maryland
April 30, 2019

GSE SYSTEMS, INC.
1332 Londontown Blvd., Suite 200
Sykesville, MD  21784
(410) 970-7800

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

To be Held on Tuesday, June 11, 2019

GENERAL ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting (the “Annual Meeting”) of stockholders of GSE Systems, Inc. (the “Company” or “GSE Systems”) to be held on Tuesday, June 11, 2019 at 9:00 a.m. local time at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.  Proxies are hereby being solicited by the Board of Directors.  The notice of the Annual Meeting will be mailed to stockholders on or about April 30, 2019, which will be the date electronic materials are first made available to the stockholders.

Electronic Document Delivery

Why didn’t I receive paper copies of the proxy materials in the mail?

As permitted by the rules of the Securities and Exchange Commission (“SEC”), we are now primarily furnishing proxy materials and annual reports to our stockholders on the Internet, rather than mailing paper copies of the Proxy Statement and the Annual Report to each stockholder.  If you received only an Important Notice Regarding the Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of these proxy materials unless you request one.  Instead, the Notice will instruct you on how you may vote your shares.  The Notice will also instruct you as to how you may access your proxy card to vote over the Internet.  If you received a Notice by mail or electronic mail and would like to receive a paper copy of our proxy materials, free of charge, please follow the instructions included in the Notice.

Annual Meeting Business

What proposals will be addressed at the Annual Meeting?

Stockholders will be asked to vote on the following proposals at the Annual Meeting:

1.	Election of two Class III directors to serve until the 2022 annual meeting of stockholders and until their successors are elected and qualified;

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers;

3.
To ratify the appointment by the Audit Committee of the Board of Directors of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.	Any other matters properly brought before the meeting or any adjournment thereof.

Our Board unanimously recommends that the stockholders vote FOR the nominees for Class III directors, Kyle J. Loudermilk and Christopher D. Sorrells, and FOR proposals 2 and 3.

What vote is required to approve each proposal?

Conduct of business at the Annual Meeting requires the presence of a quorum of stockholders.  A quorum is achieved if stockholders holding at least a majority of our outstanding common stock as of the close of business on April 12, 2019 (the “Record Date”) are present at the Annual Meeting, in person or by proxy.  Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present for the conduct of business.

Proposal 1:  Election of Directors.  To be elected to the Board of Directors, a nominee for Director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.  There are two Class III directors to be elected at the Annual Meeting and two individuals have been properly nominated.  Abstentions and broker non-votes have no impact on the outcome of the election of directors.  The nominees for Class III directors are Kyle J. Loudermilk and Christopher D. Sorrells.

Proposal 2:  A Non-binding Resolution to Approve the Company’s Named Executive Officer Compensation.  The approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal.  Abstentions and broker non-votes are not votes cast and, therefore, will not affect the outcome of the voting for this proposal.  This proposal is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will carefully review and consider the voting results.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm.  The approval of Proposal 3 requires the affirmative vote of a majority of the votes cast.  Abstentions will have no effect on the results of this vote.  Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal.  If a broker does not exercise this authority, such broker non-votes will not affect the outcome of the voting for this proposal.

The Company will continue its long-standing practice of holding the votes of all stockholders in confidence from directors, officers and employees except:  (a) as necessary to meet applicable legal requirements and to assert and defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his/her vote to management.

Voting and Proxies

Who may vote at the Annual Meeting?

All stockholders of record of the Company’s common stock, par value $0.01 per share (“Common Stock”), on the Record Date will be entitled to vote at the Annual Meeting.  At the close of business on the Record Date, the Company had 19,970,041 shares of Common Stock outstanding and entitled to vote.

How many votes do I have?

You are entitled to cast one vote for each share of Common Stock owned by you on the Record Date on all matters properly brought before the Annual Meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your name with Continental Stock Transfer & Trust Company, our transfer agent (the “Transfer Agent”)), there are four ways to vote:

Telephone Voting:  You may vote by telephone by calling the toll-free telephone number indicated in the Notice or, if you received a proxy card, by following the instructions on the proxy card.  Please follow the voice prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote electronically over the Internet by logging on to the website indicated in the Notice or, if you received a proxy card, by following the instructions on the proxy card.  Please follow the website prompts that allow you to vote your shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  If you received your proxy materials by mail, you may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement.  The proxy holders will vote your shares according to your directions.  If you sign and return your proxy card without specifying choices, your shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the Annual Meeting.  Written ballots will be passed out to anyone who wants to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. local time on June 10, 2019.  Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and, therefore, not be counted.

Even if you plan to attend the Annual Meeting, you are encouraged to vote your shares by proxy.  You may still vote your shares in person at the Annual Meeting even if you have previously voted by proxy.  If you are present at the Annual Meeting and desire to vote in person, your vote by proxy will not be counted.

How do I vote if I hold my shares in “street name?”

If you hold shares in “street name,” you should follow the voting directions provided by your broker or nominee.  You may complete and mail a voting instruction card to your broker or nominee or, in most cases, submit voting instructions by telephone or the Internet to your broker or nominee.  If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Will my shares be voted if I do not provide my proxy?

If you are the stockholder of record and you do not vote or provide a proxy, your shares will not be voted.

If your shares are held in street name, your broker can only cast a vote on your behalf on “routine” matters under applicable New York Stock Exchange rules governing brokers.  Your broker may not vote your shares on non-routine matters unless they have received voting instructions from you.  Shares for which a broker submits a proxy card without vote are referred to as a “broker non-vote”.

The election of Directors and the non-binding resolution to approve the Company’s executive compensation are not considered to be “routine” matters, and your broker may not vote your shares with respect to these proposals without receiving voting instructions from you.  The proposal to ratify the appointment of BDO USA, LLP, as our independent registered public accounting firm for fiscal year 2019 is considered a “routine” matter, and your broker may vote your shares even if you do not provide them with voting instructions on that proposal.

Can I change my mind after I vote?

Yes.  If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting by:

•	submitting a new proxy by telephone or via the Internet after the date of the earlier voted proxy and prior to the deadline for submitting a vote by telephone or Internet;

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting; or

•	attending the Annual Meeting and voting in person after giving notice to the Secretary of the Annual Meeting.

If you hold your shares in street name, you may submit new voting instructions by contacting your broker, bank or other nominee.  You may also vote in person at the Annual Meeting if you obtain a legal proxy from your broker, bank or other nominee.

Other Meeting Information

Could the Annual Meeting be postponed?

If a quorum is not present or represented at the Annual Meeting, the chair of the meeting or the stockholders entitled to vote at the meeting have the power to postpone the meeting.  The presence, in person or by proxy, of at least a majority of the shares of Common Stock outstanding as of the Record Date will constitute a quorum and is required to transact business at the Annual Meeting.

Who bears the cost of soliciting proxies?

The Company will bear the cost of preparing, assembling and mailing the Notice and requested proxy materials and of reimbursing brokers, nominees, fiduciaries and other custodians for out-of-pocket and clerical expenses of transmitting the Notice and requested copies of the proxy materials to the beneficial owners of our shares.  In addition to use of the mail, proxies may be solicited by directors, officers and other employees of the Company, without additional compensation, in person or by telephone.  The Company does not plan to employ a professional solicitation firm with respect to items to be presented at the Annual Meeting.

Where are the Company’s principal executive offices or headquarters?

The principal executive offices or headquarters of the Company are located at 1332 Londontown Boulevard, Suite 200, Sykesville, Maryland 21784, and our telephone number is (410) 970-7800.  The Company has additional executive offices located at 6940 Columbia Gateway Drive, Suite 470, Columbia, Maryland 21046.  The same telephone number applies to this location.  The Annual Meeting will be held at an off-site location near the Company’s offices in Columbia, Maryland:  6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, Maryland 21046.

How can I obtain additional information about the Company?

The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018 (the “2018 Form 10-K”), as filed with the SEC, including financial statements and financial statement schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Act, but without exhibits.  A list describing the exhibits not contained in the 2018 Form 10-K will be furnished with the 2018 Form 10-K.  Please address all written requests to GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784, Attention: Corporate Secretary.  Exhibits to the Form 10-K will be provided upon written request and payment of an appropriate processing fee which is limited to the Company’s reasonable expenses incurred in furnishing the requested exhibits.  In addition, the 2018 Form 10-K can be found on the Company’s website, www.gses.com, under Investors/Financial Information, and you may also view proxy materials or request paper copies online at www.proxyvote.com using the information and instructions provided in the notice that was mailed to you.

Do any of the officers or directors have a material interest in the matters to be acted upon?

To the best of our knowledge, no directors, officers, or any of their associates have a material interest, direct or indirect, in any matters to be acted upon at the Annual Meeting, other than with respect to the executive compensation proposal and, with respect to Mr. Loudermilk and Mr. Sorrells, their election as directors of the Company, for which they are not compensated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

Voting Securities and Principal Holders Thereof

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock as of the Record Date by (1) all beneficial owners of 5% or more of the Common Stock; (2) each director and nominee for election as director; (3) each executive officer named in the Summary Compensation Table appearing elsewhere in this Proxy Statement (the “Named Executive Officers”); and (4) all executive officers, directors and nominees of the Company as a group.  The number of shares beneficially owned by each person is determined under the rules of the Securities and Exchange Commission (the “SEC”) and the information is not necessarily indicative of beneficial ownership for any other purpose.  SEC rules deem a person to be the beneficial owner of any securities which that person has the right to acquire within 60 days of the Record Date.  The Common Stock is the only class of voting securities of the Company.  Except as otherwise indicated in the footnotes to the tables below, the Company believes that the beneficial owners of the Common Stock have sole investment and voting power with respect to such shares, subject to community property laws where applicable.  Unless otherwise indicated, the address for each of the stockholders listed below is c/o GSE Systems, Inc., 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.

Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)
Beneficial Owners:

NGP Energy Technology Partners II, L.P. 1700 K St. NW, Suite 750 Washington, DC 20006	2,616,525	(2)	13.1%

PVAM Perlus Microcap Fund L.P. c/o Conyers Trust Company (Cayman) Limited Cricket Square, Hutchins Drive, P.O. Box 2681 Grand Cayman, KY1-1111, Cayman Islands PVAM Holdings Ltd. and Pacific View Asset Management (UK) LLP 5th Floor, 6th St. Andrews Street London, EC4A 3AE, United Kingdom	1,698,819	(3)	8.5%

Jack Silver, Sherleigh Associates Inc. Profit Sharing Plan, and Silver Family 2007 Limited Partnership 80 Columbus Circle PH76A New York, NY 10023	1,440,495	(4)	7.2%

Needham Asset Management, LLC, Needham Investment Management L.L.C., Needham Aggressive Growth Fund, a series of the Needham Funds, Inc., and George A. Needham 250 Park Avenue, 10th Floor New York, NY 10177-1099	1,120,000	(5)	5.6%

(table continued) Name of Beneficial Owner	GSE Common Stock Amount and Nature of Beneficial Ownership (A)(1)		Percent of Class (B)(1)

Board and Management
J. Barnie Beasley	7,911	(6)	*
John D. Fuller	15,263	(7)	*
Kyle J. Loudermilk	451,662	(8)	2.3%
Emmett A. Pepe	102,165	(9)	*
Christopher D. Sorrells	402,590	(10)	2.0%
James H. Stanker	22,802	(11)	*
Suresh Sundaram	26,645	(12)	*
Directors and Executive Officers as a group (8 persons)	1,072,970	(13)	5.4%

*	Less than one percent.
(A)	This table is based on information supplied by officers, directors and principal stockholders of the Company and on any Schedules 13D or 13G filed with the SEC.
(B)	Applicable percentages are based on 19,970,041 shares outstanding on April 12, 2019, adjusted where applicable for each owner as required by rules promulgated by the SEC.
(1)
Assumes for each beneficial owner and for directors and executive officers as a group that (i) all options that may be exercised within 60 days of the Record Date are exercised in full only by the named beneficial owner or members of the group, and (ii) no other options are exercised.  Includes all time-restricted stock units vesting within 60 days of the Record Date.

(2)
Based on a Schedule 13D/A filed with the SEC on February 14, 2019, by NGP Energy Technology Partners II, L.P., on its own behalf and on behalf of NGP ETP II, L.L.C., Energy Technology Partners, L.L.C., and Philip J. Deutch.  Each of the Reporting Persons other than NGP Energy Technology Partners II, L.P., disclaims beneficial ownership over the securities reported except to the extent of the Reporting Persons’ pecuniary interest therein.

(3)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019, on behalf of PVAM Perlus Microcap Fund L.P., PVAM Holdings Ltd., and Pacific View Asset Management (UK) LLP, as reporting persons, and by PVAM Perlus Microcap Fund L.P. as the beneficial owner of the Common Stock.  The Common Stock is held in the account of PVAM Perlus Microcap Fund L.P., the investments of which are managed by Pacific View Asset Management (UK) LLP (of which PVAM Holdings Ltd. is the managing member).  Pacific View Asset Management (UK) LLP exercises voting power and shares dispositive control over the shares of Common Stock and PVAM Holdings Ltd. shares indirect voting and dispositive power over the shares of Common Stock.  Each of PVAM Holdings Ltd. and Pacific View Asset Management (UK) LLP disclaim beneficial ownership of the shares of Common Stock.

(4)
Based on a Schedule 13G/A filed with the SEC on February 14, 2019, by Jack Silver as (a) the trustee of the Sherleigh Associates Inc. Profit Sharing Plan, which owns 1,440,494 shares of Common Stock, and (b) the General Partner of Silver Family 2007 Limited Partnership, which owns 1 share of Common Stock.  Mr. Silver has the sole voting and dispositive power with respect to all 1,440,495 shares of the Common Stock.

(5)
Based on a Schedule 13G/A filed with the SEC on February 13, 2018, by Needham Asset Management, LLC as the managing member of Needham Investment Management L.L.C., which serves as investment advisor to various series of The Needham Funds, Inc. and the general partner to certain private investment funds.  Needham Aggressive Growth Fund, which is a series of The Needham Funds, Inc., holds 1,120,000 shares of the Common Stock.  Needham Investment Management L.L.C. may be deemed to beneficially own the Common Stock by virtue of its position as investment advisor to the series of The Needham Funds, Inc.  George A. Needham is a control person of Needham Asset Management, LLC, and may be deemed to beneficially own the Common Stock by virtue of this position.

(6)	Includes 7,911 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Beasley.
(7)	Includes 7,352 shares of Common Stock owned directly by Mr. Fuller and 7,911 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Fuller.
(8)	Includes 451,662 shares of Common Stock owned directly by Mr. Loudermilk.
(9)	Includes 102,165 shares of Common Stock owned directly by Mr. Pepe.
(10)	Includes 362,590 shares of Common Stock owned directly by Mr. Sorrells and 40,000 shares of Common Stock issuable upon exercise of stock options held by Mr. Sorrells.

(11)	Includes 14,891 shares of Common Stock owned directly by Mr. Stanker and 7,911 shares of Common Stock issuable upon vesting of time-restricted stock units held by Mr. Stanker.
(12)	Includes 18,734 shares of Common Stock owned directly by Dr. Sundaram and 7,911 shares of Common Stock issuable upon vesting of time-restricted stock units held by Dr. Sundaram.
(13)
Includes 1,001,326 shares of Common Stock owned directly by the directors and executive officers, 40,000 shares of Common Stock issuable upon exercise of stock options held by the directors and executive officers, and 31,644 shares of Common Stock issuable upon vesting of time-restricted stock units held by the directors and executive officers.  For the purpose of computing the ownership percentage of the directors and executive officers as a group, 20,041,685 shares of Common Stock are treated as issued and outstanding.

INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

Independent Directors

Name		Age	Title(s)
John D. (“Jack”) Fuller	(1)	68	Director, Chairman of the Board of Directors
James H. Stanker	(1)	61	Director, Chair of the Audit Committee
Suresh Sundaram	(1)	53	Director, Chair of the Compensation Committee
J. Barnie Beasley	(1)	67	Director, Chair of the Nominating Committee

(1) Member of Audit Committee, Compensation Committee, and Nominating Committee

Directors who are also Executive Officers

Name	Age	Titles
Kyle J. Loudermilk	51	Chief Executive Officer, President, Director
Christopher D. Sorrells	50	Chief Operating Officer, Director

Executive Officers

Name	Age	Title(s)
Emmett A. Pepe	54	Chief Financial Officer, Treasurer
Daniel W. Pugh	52	Chief Legal and Risk Officer, Secretary

Background of Directors and Executive Officers and Qualifications of Directors

Biographical information with respect to the directors and executive officers of GSE Systems is set forth below.  There are no family relationships between any directors or executive officers.

Independent Directors

J. Barnie Beasley – Mr. Beasley has served as an independent director of GSE Systems since June 2018.  He currently serves on the Board of Directors of American Electric Power (NYSE:AEP), one of the largest electric utilities in the United States, delivering electricity to nearly 5.4 million customers in 11 states.  His AEP director responsibilities include membership on the Audit Committee and Policy Committee, and on the Nuclear Oversight Committee, of which he is Chairman.  He also currently serves as an independent consultant to Energy Solutions, an international nuclear services company.  In this consulting role he serves as Chairman of the Nuclear Safety Review Board for the nuclear power stations being decommissioned by Energy Solutions.

Mr. Beasley retired in 2008 as Chairman, President, and Chief Executive Officer of Southern Nuclear Operating Company, the subsidiary of the Southern Company that operates and maintains Southern Company’s nuclear power plants.  Mr. Beasley’s career with Southern Nuclear Operating Company began in 1997, where he served as Vice President and later as Executive Vice President and Chief Nuclear Officer before becoming Chairman, President, and CEO.  Prior to Southern Nuclear, Mr. Beasley spent 27 years in various roles with Georgia Power Company including Plant General Manager of the Vogtle Nuclear Generating Station.

Mr. Beasley served for five years on the Board of Directors of Energy Solutions (NYSE:ES), a public international nuclear services company with operations throughout the United States, Canada, the United Kingdom, and other countries.  As a director on the Energy Solutions board, he served on the Audit Committee and the Compensation Committee, and was involved in the company’s successful sale in 2013 to a private equity group.  He also served for three years as an independent nuclear safety and operations expert advising the Tennessee Valley Authority (TVA) Board of Directors.  Mr. Beasley’s prior board service also includes the National Nuclear Accrediting Board, the Board of Directors and Executive Committee of the Nuclear Energy Institute (NEI), the Board of Directors of the Foundation for Nuclear Studies, and the Board of Directors of the Southeastern Electric Exchange.

Mr. Beasley graduated from the University of Georgia with a B.S. degree in Engineering.  He has held a Senior Reactor Operator’s license from the U.S. Nuclear Regulatory Commission, and he currently holds a Professional Engineering License in the State of Georgia.  He is a member of the College of Engineering Advisory Board at the University of Georgia, and he has previously served as its Chairman.  He is a member of both the Georgia Society and the National Society of Professional Engineers.

Mr. Beasley’s extensive experience working in the nuclear power industry enables him to make valuable contributions of business and strategic insight to GSE’s executive leadership team and the Company’s Board of Directors.  Mr. Beasley’s broad career experience in corporate, governance, and financial roles enables him to provide leadership expertise as a member of the Board, in the area of corporate governance as Chair of the Company’s Nominating Committee, as a financial expert on the Company’s Audit Committee, and as a member of the Compensation Committee of the Board.

John D. (“Jack”) Fuller – Mr. Fuller has served as an independent director of GSE Systems since June 2017 and as Chairman of the Board of Directors since June 2018.  Mr. Fuller retired as Chairman of the Board of GE Hitachi Nuclear Energy (“GEH”), a global alliance that is headquartered in Wilmington, North Carolina, in July 2011.  Mr. Fuller has two decades of experience in the nuclear industry serving in senior leadership positions covering new power plant development, nuclear services, fuels, enrichment and related nuclear technologies.  He previously served as President and CEO of the GEH alliance, CEO of Global Nuclear Fuels and as the CFO for nuclear business of General Electric Company.  Mr. Fuller’s previous assignments with GE were in multiple business disciplines of the Aircraft Engine business, the Aerospace business, and the Information Technology and Energy segments.  He initially joined GE in 1972.  Mr. Fuller also spent a few years as Corporate Controller of Mead Corporation.  In his 40-year career, Mr. Fuller held senior leadership assignments in general management, business development, strategic planning, finance, product development and plant operations.

Mr. Fuller also currently serves as an independent member of the Board of Directors of PaR Systems, LLC, a privately held automation and robotics applications company based in Minneapolis, Minnesota, and as Chairman of the Board of Plantation Village, a non-profit senior living community organization located in Wilmington, North Carolina.  He has been active on the boards of both the Nuclear Energy Institute in Washington, DC, and the World Nuclear Association in London, England.  Prior to his retirement, he was actively engaged in supporting nuclear industry initiatives on a global basis.  Mr. Fuller’s for-profit and not for profit board roles over the past 16 years have included committee assignments in the areas of finance, audit, quality, compensation development, strategic planning, executive development, and board leadership including service as Chairman of several of these boards.  He is a native of northern Ohio, and earned a Bachelor degree in Aeronautics/Math from Miami University, Oxford, Ohio.

Mr. Fuller’s broad and deep experience in the nuclear industry enable him to contribute meaningful insight into the Company’s business and experience-based strategic guidance to the executive team and his fellow directors.  He currently serves as a member of the Audit, Compensation, and Nominating Committees of the Board.

James H. Stanker – Mr. Stanker has served as a director of the Company since August 2016.  Mr. Stanker has more than 30 years of strategic audit expertise and financial leadership with multinational corporations in the technology, manufacturing, and commercial product industries.  Most recently, he concluded a sixteen-year career at Grant Thornton LLP, where he served in various leadership capacities, including audit partner, professional practice director for the Atlantic Coast market, and global head of audit quality for the firm’s international organization.  Prior to Grant Thornton, Mr. Stanker served terms as the Chief Financial Officer of a Nasdaq-listed technology company and as the Chief Financial Officer of a privately-held life science startup.  He started his career as an auditor with Touche Ross in the early 1980’s.  Mr. Stanker earned a Master of Business Administration from California State University, East Bay, and a B.S. degree in Aeronautics from San Jose State University.  He is a Certified Public Accountant (inactive).

Mr. Stanker’s career accomplishments in financial services and audit enables him to provide broad financial expertise and technology leadership as a member of the Board and the Audit, Compensation, and Nominating Committees of the Board, and to play a critical role as a financial expert on, and as Chair of, the Company’s Audit Committee.

Suresh Sundaram, Ph.D. – Dr. Sundaram has served as a director of the Company since September 2016.  Dr. Sundaram has more than 25 years of experience in product development, sales, and marketing, focused on simulation technology.  He is currently the Chief Product and Marketing Officer at CiBO Technologies, a Cambridge, MA based startup bringing simulation and data science technology to the agriculture industry.  Prior to CiBO, he was the Senior Vice President – Products and Marketing at Exa Corporation, a publicly-traded simulation software company focused on product engineering solutions.  He was part of the executive management team that successfully sold Exa to Dassault Systèmes in 2017.  Prior to Exa, Dr. Sundaram held a variety of leadership roles during a twenty-year career at Aspen Technology, a publicly-traded process software company, where most recently he was Senior Vice President of Products and Market Strategy.  Dr. Sundaram earned his Master of Science and Ph.D. degrees in Chemical Engineering from the Massachusetts Institute of Technology (MIT) and a Bachelor of Science degree in Chemical Engineering from the Indian Institute of Technology (IIT), Bombay.

Dr. Sundaram brings a wide range of applicable experience and knowledge to his role as a member of the Board, particularly with respect to providing strategic guidance on product development and marketing, and as a member of the Audit, Compensation, and Nominating Committees of the Board.  He also contributes his expertise in executive and board compensation and leadership as Chair of the Company’s Compensation Committee.

Directors who are also Executive Officers

Kyle J. Loudermilk – Mr. Loudermilk joined the Company in August 2015 as the CEO and President and also serves as a member of the Board of Directors.  He is a technology executive whose 25-year career has focused on growing technology companies through organic growth, geographic expansion and acquisitions, creating significant stockholder value along the way.

Mr. Loudermilk was the VP of Operations – Technology from 2013 to 2015 and VP of Corporate Development from 2005 to 2009 at MicroStrategy, a company focused on business intelligence, big data, and mobile identity solutions.  From 2009 to 2012 he was the VP of Product Management at Datatel, now known as Ellucian, a firm focused on higher education solutions, growing the company significantly through new product introduction during his tenure.  Mr. Loudermilk held management roles including VP of the Design and Simulation Business Unit and VP of R&D/Operations at Aspen Technology.  He began his career as a Process Engineer for Mobil Oil Corporation.  He earned his B.S. and M.S. from Columbia University in chemical engineering, and is an alumnus of Harvard Business School having completed The General Manager Program.

Mr. Loudermilk’s extensive experience in leading and providing strategic guidance to technology driven organizations enables him to contribute valuable perspective and first-hand knowledge as a Board member.

Christopher D. Sorrells – Mr. Sorrells has served as the Chief Operating Officer of the Company since August 2015, as Executive Vice President since March 2019, and as a member of our Board of Directors since March 2012.  From 2005 to 2015, Mr. Sorrells served in multiple roles, including Managing Director and Operating Partner, at an affiliated fund of NGP Energy Capital Management, a premier investment franchise in the natural resources industry with $16.5 billion in cumulative capital under management since inception.  Prior to NGP, Mr. Sorrells worked at Clarity Partners, a private equity firm based in Los Angeles.  Before Clarity Partners, Mr. Sorrells worked as an investment banker in New York for six years, first as an Associate with Salomon Smith Barney and eventually as a Principal with Banc of America Securities.  Mr. Sorrells is also a member of the board of directors of Renewable Energy Group (NASDAQ:REGI), one of the largest publicly-traded global producers of biofuels, and serves as Lead Independent Director, Chairman of the Compensation Committee, and member of the Governance and Audit Committees.  During the past five years, Mr. Sorrells also served on the board of directors of the following private companies:  Waste Resource Management, groSolar, and Living Earth.  Mr. Sorrells holds a M.B.A. from the College of William and Mary, a Master of Accounting degree from the University of Southern California, and a B.A. from Washington and Lee University.

Mr. Sorrells’ financial background and the extensive operational knowledge and expertise he gained working with a variety of energy, power, and clean technology companies make him a skilled advisor, who provides critical insight into operations, strategic planning, and financial matters.

Executive Officers

Emmett A. Pepe – Mr. Pepe has served as the Company’s Chief Financial Officer and Treasurer since July 2016.  From 2012 to 2016, Mr. Pepe had served as Senior Vice President – Finance and worldwide Controller of MicroStrategy, Inc., a publicly-traded enterprise-analytics, mobile, and security software company, overseeing that company’s financial activities including accounting, financial reporting, tax, and treasury.  From 2007 to 2012, Mr. Pepe served as Vice President – Accounting and Corporate Controller at BroadSoft, Inc., a software and services company that enables telecommunications service providers to deliver hosted, cloud-based unified communications to their enterprise customers.  While at BroadSoft, Mr. Pepe was responsible for overall global accounting, SEC reporting, tax, treasury, human resources, and facilities, and was part of the executive management team that took BroadSoft public in 2010.  Mr. Pepe also has held a number of senior financial leadership positions with various other companies including Software AG, webMethods, Inc., British Telecom Inc., Concert Communications Company, and MCI Communications Corporation.  Mr. Pepe has a B.S. degree in Accounting from Penn State University and is a Certified Public Accountant.

Daniel W. Pugh – Mr. Pugh joined the Company in February 2016 and serves as its Chief Legal and Risk Officer and Corporate Secretary.  He is a business attorney with 25 years of experience working with technology-enabled software and service companies.  Mr. Pugh’s core areas of expertise include operations, transactions, risk management, technology development and commercialization, intellectual property protection, and corporate practices improvement.  From October 2010 through January 2016, Mr. Pugh served as General Counsel of ANCILE Solutions, Inc., a leading workforce performance improvement enterprise software company, where he was responsible for all legal and corporate matters and operational risk management.  Prior to that he served as General Counsel of Synthetic Genomics, Inc., a biotechnology and biofuels research and development company, and as Counsel to other public and private businesses.  His degrees include a S.B. from the Massachusetts Institute of Technology, a J.D. from the University of Maryland Carey School of Law, where he served as Executive Editor of the Maryland Law Review, and a M.B.A. from the University of Maryland Smith School of Business.  Mr. Pugh also is a Certified Financial Risk Manager (FRM).

CORPORATE GOVERNANCE

The Board of Directors

The Board oversees the business affairs of the Company, while Management carries out the daily processes, controls and execution of the Company’s long-term strategy.  Among the Board’s most significant responsibilities are the oversight of the Company’s long-term strategy, the selection and support of the CEO of the Company, and the annual election of the Company’s executive officers.  The Board has the responsibility for establishing broad corporate policies and for the overall performance of the Company.  The Board recognizes the importance of ensuring that the Company’s overall business strategy is designed to create long-term value for Company stockholders.  As a result, the Board maintains an active oversight role in formulating, planning and implementing the Company’s long-term strategy or “2020 Vision”, and has sought to align compensation incentives with that vision.  Members of the Board are kept informed of the Company’s business and progress in relation to this long-term strategy by regular communications with the CEO, various reports and documents sent to them, and by way of operating and financial reports made at Board and Committee meetings.  The Board regularly considers the progress of and challenges to the Company’s strategy and related risks throughout the year.  At each regularly-scheduled Board meeting, the Chairman leads an executive session with the non-employee members of the Board to discuss executive officer performance, the Company’s long-term plans, and strategic and other significant business developments since the last meeting.

In terms of the structure of the Board, the Company’s Certificate of Incorporation provides that the Board is divided into three classes, as nearly equal in number as possible, that serve staggered three-year terms.  The stockholders elect at least one class of directors annually.  Stockholders will elect Class III directors at the 2019 Annual Meeting, and incumbent Class III directors Kyle J. Loudermilk and Christopher D. Sorrells are standing for re-election for a three-year term at the Annual Meeting.  Class I directors (James H. Stanker and John D. Fuller) serve until the 2020 annual meeting and their successors are duly elected and qualified, and Class II directors (Suresh Sundaram and J. Barnie Beasley) serve until the 2021 annual meeting and their successors are duly elected and qualified.  The Board believes that the Company continues to be best served by a staggered or classified board as it promotes continuity as the Company pursues its 2020 Vision.  Nevertheless, the Board is aware of the concerns related to a staggered Board and, in recent years, has promoted Board refreshment and revitalization.

Independence

The Board has adopted specific director independence criteria, consistent with the NASDAQ listing standards, to assist it in making determinations regarding the independence of its members.  The Board considers the independence of its members at least annually.  No directors will be deemed to be independent unless the Board affirmatively determines that the director in question has no material relationship with the Company, directly or as an officer, stockholder, member or partner of an organization that has a material relationship with the Company.  The Board has determined that no director other than Mr. Loudermilk and Mr. Sorrells has a direct or indirect material relationship with the Company, nor does any other director have a direct or indirect material interest in any transaction involving the Company.  Every director other than Mr. Loudermilk and Mr. Sorrells satisfies the Company’s independence criteria.  The Board has further determined that all of the members of the Audit Committee (Messrs. Stanker, Sundaram, Fuller, and Beasley) meet the applicable heightened standards for audit committee independence.

Board Leadership Structure

Mr. Fuller currently serves as Chairman of the Board of Directors.  Mr. Loudermilk currently serves as Chief Executive Officer and President of the Company.  The Company believes it is the Chairman’s responsibility to lead the Board of Directors and the Chief Executive Officer’s responsibility to lead the day-to-day operations of the Company.  As directors continue to have more oversight responsibility than ever before, the Company believes it is beneficial to have a Chairman whose focus and responsibility is to lead the Board, which allows the Chief Executive Officer to focus on running the Company.  This separation of responsibilities ensures that there is no duplication of effort between the Chairman and the Chief Executive Officer.  The Company believes this separation of leadership provides strong leadership for its Board, while also positioning its Chief Executive Officer as the leader of the Company in the eyes of customers, employees, and stockholders.

Board’s Role in Oversight

While the Board oversees risk management, Company management is charged with managing risk.  The Board and the Audit Committee monitor and evaluate the effectiveness of the Company’s internal controls at least annually.  Management communicates with the Board, committees, and individual directors on the significant risks identified and how they are being managed.  Directors are free to, and indeed often do, communicate directly with senior management.  The Board implements its risk oversight function both as a whole and through Committees.  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, and accounting matters.  The Audit Committee oversees the audit function and the Company’s ethics programs.  The Audit Committee members meet separately with representatives of the Company’s independent registered public accounting firm.  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs.  The Nominating Committee selects and recommends to the full Board nominees for election as directors.  The Nominating Committee also bears responsibility for overseeing corporate governance matters.

Board of Director Attendance

The Board held seven meetings during the fiscal year ended December 31, 2018.  During the 2018 fiscal year, no director attended less than seventy-five percent (75%) of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committee(s) of the Board on which he served (during the periods that he served on those committees).  The Company encourages, but does not require, all of its directors to attend the Annual Meeting of Stockholders, and all six directors attended the Annual Meeting in 2018.

Committees of the Board of Directors

The Board has three standing committees:  the Audit Committee, the Compensation Committee, and the Nominating Committee.  As a Nasdaq Capital Market listed company, we are subject to the NASDAQ listing standards.  The Company is required under the NASDAQ listing standards to have a majority of independent directors and all of the members of the audit committee are required to comply with additional, heightened independence standards applicable to a director’s service on such committee.

Audit Committee – The Audit Committee consists of Messrs. Fuller, Sundaram, Beasley, and Stanker (Chair), each of whom meets the general as well as the heightened independence standards set by applicable SEC rules and the NASDAQ listing standards.  In addition, the Board has determined that Mr. Stanker and Mr. Beasley are “audit committee financial experts” as defined by applicable SEC and NASDAQ rules.  The Audit Committee operates under a written charter adopted by the Board.  Management is responsible for the Company’s internal controls and preparing the Company’s consolidated financial statements.  The Company’s independent registered public accounting firm is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board and issuing a report thereon and the Committee is responsible for overseeing the conduct of these activities.  The Audit Committee appoints and engages the independent registered public accounting firm, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves professional services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm and reviews the adequacy of the Company’s internal accounting controls.  The Audit Committee met eight times during fiscal year 2018.  See “Audit Committee Report” below.  The Audit Committee Charter is available on our website at www.gses.com.

Compensation Committee – The Compensation Committee consists of Dr. Sundaram (Chair), Mr. Stanker, Mr. Fuller, and Mr. Beasley.  Dr. Sundaram, Mr. Stanker, Mr. Fuller, and Mr. Beasley are all “independent” directors as that term is defined by applicable NASDAQ listing standards.  The Compensation Committee is responsible for recommending to the full Board the compensation for the Company’s executive officers, including the granting of awards under the Company’s 1995 Long-Term Incentive Plan, as amended (the “Long-Term Incentive Plan”).  The Compensation Committee met ten times during fiscal year 2018, and members of the Compensation Committee provided further advice and recommendations to the Board as a whole on Compensation Committee matters at Board meetings.  The Compensation Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Nominating Committee – The Nominating Committee consists of Mr. Fuller, Mr. Stanker, Dr. Sundaram, and Mr. Beasley (Chair).  All four members are “independent” directors as that term is defined by applicable NASDAQ listing standards.  The Nominating Committee selects and recommends to the full Board nominees for election as directors.  The Nominating Committee met six times during fiscal year 2018, and members of the Nominating Committee provided further advice and recommendations to the Board as a whole on Nominating Committee matters at Board meetings.  The Nominating Committee operates pursuant to a written Charter which is available on our website at www.gses.com.

Enhancements to Corporate Governance

Led by the Nominating Committee, the Board of Directors is committed to best practices in corporate governance.  The Board believes that good governance enhances stockholder value and goes beyond simply complying with the basic requirements of state law and NASDAQ and SEC rules and regulations.  Good governance means taking thoughtful approach to promote integrity, accountability, transparency, and the highest ethical standards.  The Board and its Nominating Committee are committed to having an engaged and independent Board that upholds the strictest ethical standards.  Beginning in 2018, the Board began to analyze its existing practices, evaluate best practices, and adopt a number of new and revised policies and practices to ensure effective governance.  The Board anticipates that these efforts will involve each of the following:

Development of a Board Skills Matrix – When evaluating each director nominee and the potential needs and composition of the Board as a whole, the Nominating Committee looks for individuals with the potential to make significant contributions that will enhance the Board’s ability to continue to serve the long-term interests of the Company and its stockholders.  The Board also self-assesses its own strengths and weaknesses to identify skills that individuals may add to the Board.  To that end, the Nominating Committee has undertaken an effort to identify critical attributes, experiences, qualifications, and skills required of members of the Board to deliver long-term value to the stockholders of the Company.  From that list, the Board will develop a matrix to ensure each of the identified critical attributes, experiences, qualifications, and skills are adequately represented among the Company’s directors.  The Nominating Committee and the Board will regularly review this skills matrix to confirm that it appropriately supports the Company’s long-term strategy and the 2020 Vision.

Board Tenure and Diversity – As a key component of ensuring that the Board reflects an appropriate mix of attributes, experiences, qualifications, and skills, the Nominating Committee regularly reviews director diversity, tenure, and succession.  In recent years, the Board has experienced significant refreshment as a result of this process, adding new directors each of the past two years.  The Committee believes that in future years the Company will benefit from the deep Company knowledge and continuity of longer-tenured directors complemented by the fresh perspectives of newer directors.  In future years, relying in part on its developing skills matrix, the Company intends to pursue diversity in all forms to enhance the long-term value of the Company for its stockholders.

Self-Evaluation – Beginning in 2019, the Nominating Committee will lead an enhanced annual performance evaluation of the Board.  The Board views self-evaluation of Board and committee performance as an integral part of its commitment to continuous improvement.  This process has already prompted a number of changes.  By way of example, the self-evaluation exercise led the Board to recognize the need for continuing education for the directors of the Company and to identify several cost-effective opportunities.

Whistleblower Policies and Ombudsman – The Board has also implemented new redundancies to its internal whistleblower polices to provide an alternative outlet for complaints within the Company, and has identified a trained human resources professional who will serve as an alternative to the Company’s General Counsel for those who wish to report complaints to an individual other than the General Counsel.  The Board has taken these steps to ensure that employee concerns and complaints reach the Board.

Communications with the Board of Directors

The Board desires to foster open communications with its stockholders regarding issues of a legitimate business purpose affecting the Company.  Under the Board’s supervision, the Company makes a concerted effort to engage with stockholders to ensure that the Board considers their views and address their interests.  In addition to meeting with stockholders to discuss performance, strategy, and operations, the Company also engages with its stockholders to solicit their views on matters of corporate governance and other topics.  In addition to communicating with stockholders during our proxy season, Mr. Loudermilk, Mr. Sorrells, and Mr. Fuller engage with many of our major stockholders to promote a constructive dialogue.

To this end, the Board has adopted policies and procedures to facilitate written communications by stockholders to the Board.  Persons wishing to write to our Board, a specific director, a committee of the Board, the presiding director for executive sessions of the non-management directors, or the non-management directors as a group, should send correspondence to the Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784.

The Corporate Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors.  Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the stockholders, to the functioning of the Board, or to the affairs of the Company.  Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board, with a copy to the Chair of the Audit Committee.

Stockholder Proposals

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal must be submitted in writing by January 1, 2020, to the Company’s principal executives offices c/o Corporate Secretary at 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784, and must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act.

In addition, the Company’s Third Amended and Restated Bylaws (the “Bylaws”) establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders without including those matters in the Company’s proxy statement.  Such proposals, including the information required by the Bylaws, must be received at the Company’s principal executive offices c/o Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784, no earlier than February 12, 2020, and no later than March 13, 2020.  If the date of the 2020 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2019 Annual Meeting, stockholders must give notice on or before the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder’s notice to the Company must set forth, as to each matter the stockholder proposes to bring before an annual meeting, the information required by the Bylaws, which have been publicly filed with the SEC.

If a stockholder fails to give notice of a stockholder proposal as required by the Bylaws or other applicable requirements (including those attendant to the Exchange Act), then the proposal will not be included in the proxy statement for our 2020 annual meeting of stockholders and the proposal will not be presented to the stockholders for a vote at the 2020 annual meeting of stockholders.

Copies of the Company’s Bylaws are available to stockholders without charge upon request to the Corporate Secretary at the Company’s address set forth above.

Stockholder Nominations of Directors

The Nominating Committee will consider nominees for director who are submitted by stockholders.  All nominations must be made in accordance with the Bylaws.  Written notice of all stockholder director nominees proposed for election at the 2020 Annual Meeting must be received at the Company’s principal executive offices c/o Corporate Secretary, 1332 Londontown Blvd., Suite 200, Sykesville, Maryland 21784, no earlier than February 12, 2020, and no later than March 13, 2020.  If the date of the 2020 annual meeting of stockholders is moved more than 30 days before or 60 days after the anniversary of the 2019 Annual Meeting, stockholders must give notice of all stockholder director nominees on or before the close of business on the 10th day following the day on which the Company’s notice of the date of the meeting was mailed or other public disclosure of the annual meeting date is first made.  A stockholder’s nomination of a director must set forth the information required by the Bylaws, which have been publicly filed with the SEC, including:

•	the name and address of the nominating stockholder as they appear on the Company’s books and of the beneficial owner, if any, on whose behalf the nomination is being made,

•
the class and number of shares of the Company that are owned by the nominating stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the nominating stockholder’s notice, and a representation that the nominating stockholder will notify the Company in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding with respect to such nomination between or among the nominating stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the nominating stockholder’s notice by, or on behalf of, the nominating stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the nominating stockholder or any of its affiliates or associates with respect to shares of stock of the Company, and a representation that the nominating stockholder will notify the Company in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed,

•
a representation that the nominating stockholder is a holder of record of shares of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and

•
a representation whether the nominating stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.

The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.  The foregoing is qualified in its entirety by reference to Section 2.7 of the Bylaws, which have been publicly filed with the SEC.

The Nominating Committee will apply the same criteria when considering stockholder nominees as it does to Company nominated candidates.

Each director nominee will be evaluated considering the relevance to the Company of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board.  Although the Nominating Committee does not have a formal policy regarding diversity, in considering director candidates, the Nominating Committee considers such factors as it deems appropriate to assist in developing a board and committees that are diverse in nature and comprised of members who have various types of experience (industry, professional, public service).  Each director nominee is evaluated in the context of the Board’s qualifications, as a whole, with the objective of establishing a Board that can best perpetuate the Company’s success and represent stockholder interests through the exercise of sound business judgment.

Certain Relationships and Related Party Transactions

It is the Company’s policy that any transactions with related parties are to be reviewed and approved by the Company’s Audit Committee, with the exception of officer compensation which is approved by the Compensation Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for the directors, Principal Executive Officer, and Senior Financial Officers of the Company and its subsidiaries, and a Conduct of Business Policy for directors, officers, and employees of the Company and its subsidiaries.  It is the Company’s intention to disclose any amendments to or waivers of such Code of Ethics or Conduct of Business Policy on the Company’s website at www.gses.com.  The Company’s Code of Ethics and Conduct of Business Policy is available on the Company’s website at www.gses.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires any person who was one of our executive officers, directors or who owned more than ten percent (10%) of any publicly traded class of our equity securities at any time during the fiscal year (the “Reporting Persons”), to file reports of ownership and changes in ownership of equity securities of the Company with the SEC.  These Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) filings.

Based solely upon a review of Forms 3 and Forms 4 and amendments thereto furnished to the Company during the most recent fiscal year, and Forms 5 and amendments thereto with respect to its most recent fiscal year, or written representations from certain Reporting Persons that such filings were not required, the Company believes that all forms were filed in a timely manner in 2018.  One Form 4 was filed late by one day in March 2019.

AUDIT COMMITTEE REPORT

The Audit Committee has:

•
reviewed and discussed the Company’s audited consolidated financial statements as of and for the year ended December 31, 2018, with management and with BDO USA, LLP, the Company’s independent registered public accounting firm for 2018, who represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2018, were prepared in accordance with U.S. Generally Accepted Accounting Principles;

•
discussed with BDO USA, LLP, the matters required under applicable professional auditing standards and regulations by the Public Company Accounting Oversight Board (“PCAOB”) Statement on Auditing Standards No. 1301, Communications with Audit Committees;

•
received the written disclosures and the letter from BDO USA, LLP, required by the applicable requirements of the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, including Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and has discussed with BDO USA, LLP its independence from the Company and its management;

•
discussed with BDO USA, LLP, the overall scope and plans of their audit, and met with BDO USA, LLP, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting;

•
recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, for filing with the SEC; and

•	selected BDO USA, LLP, as the Company’s independent registered public accounting firm for the year 2019. Such selection is being submitted for ratification by the stockholders at the Annual Meeting.

By the members of the Audit Committee:

James H. Stanker, Chair
John D. Fuller
Suresh Sundaram
J. Barnie Beasley

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee pre-approves all audit and permissible non-audit services provided to the Company by its independent registered public accounting firm.  These services may include audit services, audit-related services, tax services, and other services.  The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent registered public accounting firm.  Management must provide a detailed description of each proposed service and the projected fees and costs (or a range of such fees and costs) for the service.  The policies and procedures require management to provide quarterly updates to the Audit Committee regarding services rendered to date and services yet to be performed.

As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to its Chair for audit and permitted non-audit services.  Any service pre-approved by the Audit Committee or its Chair must be reported to the Audit Committee at the next scheduled quarterly meeting.  In addition, the pre-approval procedures require that all proposed engagements of BDO USA, LLP, for services of any kind be directed to the Company’s Chief Financial Officer before they are submitted for approval prior to the commencement of any service.

The following table presents fees for professional audit services and other related services rendered by BDO USA, LLP, to the Company for the years ended December 31, 2018 and 2017.  The Audit Committee approved 100% of the services described in the following table.

	2018	2017

Audit fees (1)	$547,620	$683,981

Audit-related fees (2)	68,180	28,500

Tax fees	-	-

All other fees	-	-

Total Fees	$615,800	$712,481

(1)
Audit fees consisted of fees for the audit of the Company’s consolidated financial statements, including quarterly review services in accordance with SAS No. 100 and statutory audit services for subsidiaries of the Company.

(2)
Audit related fees consisted of fees for the audit of the financial statements of the Company’s 401(k) Savings Plan, in the amount of $22,532, and fees for the audit of the financial statements of the Company’s recently acquired subsidiary, in the amount of $45,648.

There were no other fees paid to BDO USA, LLP, except as outlined in the above table.

EXECUTIVE COMPENSATION

In 2018, the Compensation Committee engaged the services of a compensation consultant, Aon Consulting, Inc. (“Aon”), to evaluate the compensation practice of the Company with respect to its Named Executive Officers, benchmark that compensation against similar companies, and offer recommendations as to how the Compensation Committee could align incentive compensation with the Company’s published 2020 Vision.  Aon regularly partners with compensation committees and management teams to help guide their approach to setting executive pay.  Aon maintains policies and procedures to avoid conflicts of interest, performs no other work for the Company, and does not trade in the Company’s common stock.  There are no business or personal relationships among Aon and the Named Executive Officers or members of the Compensation Committee.  As a result of the compensation review process, the Board adopted certain benchmarks with regard to Company performance in 2019 and beyond that the Board believes will best align Executive Compensation with the investment thesis and long-term plan that the Company has articulated to its stockholders.

Summary Compensation Table

The following table sets forth all plan and non-plan compensation awarded to, earned by or paid for all services rendered in all capacities to the Company and its subsidiaries by the Named Executive Officers for each of the last two completed fiscal years.  The Named Executive Officers listed in the following table include our principal executive officer (“PEO”) and our two most highly compensated officers other than the PEO.

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation	Total
Kyle J. Loudermilk	2018	$371,400	$-	$270,374	$334,260	$13,465	$989,499
Chief Executive Officer	2017	$360,500	$-	$281,726	$270,375	$16,956	$929,557
Christopher D. Sorrells	2018	$307,805	$-	$149,351	$277,025	$8,802	$742,982
Chief Operating Officer	2017	$298,705	$-	$155,621	$224,029	$8,475	$686,830
Emmett A. Pepe	2018	$265,300	$-	$102,999	$191,016	$10,719	$570,034
Chief Financial Officer	2017	$257,500	$-	$67,078	$154,500	$10,671	$489,749

(1)
The amounts in this column reflect the aggregate grant date fair value of RSU awards, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of these amounts are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2019.

(2)
Reflects amounts earned under an executive bonus plan approved by the Compensation Committee of the Board of Directors.  Each of the Named Executive Officers was eligible to receive a cash bonus with a target amount equal to a certain percentage of the Named Executive Officer’s salary (75% for Messrs. Loudermilk and Sorrells, and 60% for Mr. Pepe).  The actual amount of 2018 bonus earned was determined as follows:  50% of the target amount was earned if the Company’s 2018 Adjusted EBITDA was at least $3.2 million, 100% of the target amount was earned if the Company’s 2018 Adjusted EBITDA was at least $5.1 million, and 120% of the target bonus amount was earned if the Company achieved at least $6.0 million of 2018 Adjusted EBITDA.  The Company achieved Adjusted EBITDA of $7.45 million in 2018, and each of the Named Executive Officers earned 120% of the target amount awarded to him.  Pursuant to the payment schedule set forth in the executive bonus plan, the Compensation Committee determined that 15% of the total 2018 bonus amount had been earned, and was paid, in June 2018, and the remaining 85% of the total 2018 bonus amount had been earned, and was paid, in March 2019.

Outstanding Equity Awards at December 31, 2018

The following tables set forth certain information with respect to unexercised options and unvested restricted share unit (“RSU”) awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2018.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options at 12/31/2018				Equity Incentive Plan Awards
Name	Exercisable	Un-exercisable	Option Exercise Price ($/share)	Option Expiration Date	Number of RSUs that have not vested		Market value of RSUs that have not vested (1)
Kyle J. Loudermilk	-	-	$-		491,596	(2)	$1,032,352

Christopher D. Sorrells	10,000	-	$2.45	5/17/2019	307,978	(3)	$646,754
	10,000	-	$2.15	3/7/2020
	10,000	-	$1.75	3/3/2021
	10,000	-	$1.54	3/2/2022
	10,000		$1.55	8/3/2022

Emmett A. Pepe	-	-	$-		119,848	(4)	$251,681

(1)	Market value is based on the closing market price of the Common Stock on the last trading day of the year, December 31, 2018, of $2.10.
(2)
These stock awards vest as follows:  (a) 200,000 performance-restricted stock units (“PRSUs”) vest when the volume-weighted average price (“VWAP”) of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 250,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share, with 70,000 of these PRSUs to be settled in Common Stock and the remaining 180,000 to be settled in cash upon vesting; and (c) 10,399 time-restricted stock units (“TRSUs”) vest on each of March 31, 2019, June 30, 2019, September 30, 2019; and December 31, 2019.

(3)
These stock awards vest as follows:  (a) 125,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 160,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share, with 85,000 of these PRSUs to be settled in Common Stock and the remaining 75,000 to be settled in cash upon vesting; (c) 5,744 TRSUs vest on each of March 31, 2019, June 30, 2019, and September 30, 2019, and (d) 5,746 TRSUs vest on December 31, 2019.

(4)
These stock awards vest as follows:  (a) 48,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $4.25 per share; (b) 56,000 PRSUs vest when the VWAP of the Common Stock over a 30-day period exceeds $6.00 per share; (c) 3,961 TRSUs vest on each of March 31, 2019, June 30, 2019, and September 30, 2019; and (d) 3,965 TRSUs vest on December 31, 2019.

Employment Agreements – All of the Named Executive Officers have entered into employment agreements.  The terms of all of such agreements are summarized below.

Loudermilk Employment Agreement – Mr. Loudermilk entered into an employment agreement with the Company, dated July 1, 2015, as amended July 1, 2016, June 12, 2017 and January 11, 2019 (the “Loudermilk Employment Agreement”), which provides that he will serve as the Chief Executive Officer and President of the Company for a term ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Loudermilk or the Company decides not to extend the term.  Under the Loudermilk Employment Agreement, Mr. Loudermilk is entitled to a base salary of at least $350,000, which may be increased (but not decreased) by the Compensation Committee.  For the year ended December 31, 2018, the Compensation Committee increased Mr. Loudermilk’s base salary to $371,400.  In addition, Mr. Loudermilk is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2018, Mr. Loudermilk earned a bonus of $334,260.  Mr. Loudermilk is entitled to participate in all employee benefits available to senior executives or employees of the Company.

Benefits include a 401(k) savings plan, which is a tax-qualified retirement savings plan pursuant to which all U.S. employees (other than those working for DP Engineering, LLC, which has not yet been added to the plan), including the Named Executive Officers, are able to contribute up to the limit prescribed by the Internal Revenue Code (a) on a before-tax basis for traditional 401(k) participants, and (b) on a post-tax basis for Roth 401(k) participants.  The Company matches 50% of contributions up to 6% of eligible compensation to all 401(k) plan participants other than certain field professionals working for Hyperspring, LLC, and Absolute Consulting, Inc., subject to IRS compensation limits.

The Loudermilk Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Loudermilk Employment Agreement terminates due to Mr. Loudermilk’s death, disability, or for “Cause”, the Company will pay him through the date of termination.  Termination for “Cause” includes:  willful and continued failure by Mr. Loudermilk to perform his duties (other than as a result of disability) after 30 days’ notice and opportunity to cure; his willful engaging in misconduct that materially adversely affects the Company’s business or prospects; his felony conviction or plea of no contest to a crime of moral turpitude; abuse of alcohol or drugs affecting his performance; or material breach of a material term of the Loudermilk Employment Agreement.

If the Company terminates the Loudermilk Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Loudermilk terminates the Loudermilk Employment Agreement for “Good Reason”, the Company will pay Mr. Loudermilk 12 months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Loudermilk’s unvested restricted stock units are forfeited upon termination of his employment, except that a certain percentage of the PRSUs previously granted to him may vest if his employment is terminated by the Company without Cause or by him for Good Reason.  Mr. Loudermilk may terminate the Loudermilk Employment Agreement for “Good Reason” if:  his duties, responsibilities or authority are materially reduced without his consent; his base salary and bonus opportunity are reduced; his benefits are discontinued or materially reduced, in the aggregate; his primary office is moved more than fifty (50) miles from his current office; or the Company materially breaches the Loudermilk Employment Agreement.

The Loudermilk Employment Agreement provides Mr. Loudermilk with benefits in the event of a Change of Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control (defined below).  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Loudermilk will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  In addition, upon a Change of Control, a certain percentage of Mr. Loudermilk’s PRSUs may vest based on the date of the Change of Control and the volume-weighted average Price (“VWAP”) of the Common Stock at that time.

A “Change of Control” occurs if either of the following events occur:  (1) Any person not in control of the Company as of the date of the Loudermilk Employment Agreement (other than an employee benefit plan of the Company, or a company owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner of a majority of the combined voting power of the Company; or (2) the stockholders of the Company approve:  (x) a plan of complete liquidation of the Company; (y) an agreement for the sale or disposition of all or substantially all the Company’s assets; or (z) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

Mr. Loudermilk agreed during the term of the Loudermilk Employment Agreement, and for a one-year period following termination of the Loudermilk Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Sorrells Employment Agreement – Mr. Sorrells entered into an employment agreement with the Company, dated August 15, 2016, as amended June 12, 2017, and January 11, 2019 (the “Sorrells Employment Agreement”), which provides that he will serve as the Chief Operating Officer of the Company for a term that ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Sorrells or the Company decides not to extend the term.  Under the Sorrells Employment Agreement, Mr. Sorrells is entitled to a base salary of at least $290,000, which may be increased (but not decreased) by the Compensation Committee.  For the year ended December 31, 2018, the Compensation Committee increased Mr. Sorrells’s base salary to $307,805.  In addition, Mr. Sorrells is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2018, Mr. Sorrells earned a bonus of $277,025.  Mr. Sorrells is entitled to participate in all employee benefits available to senior executives or employees of the Company.

The Sorrells Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Sorrells Employment Agreement terminates due to Mr. Sorrells’s death, disability, or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Sorrells Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Sorrells terminates the Sorrells Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Sorrells twelve months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Sorrells’s unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Sorrells Employment Agreement provides Mr. Sorrells with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Sorrells will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  In addition, upon a Change of Control, a certain percentage of Mr. Sorrells’s PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

Mr. Sorrells agreed during the term of the Sorrells Employment Agreement, and for a one-year period following termination of the Sorrells Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

Pepe Employment Agreement – Mr. Pepe entered into an employment agreement with the Company, dated July 1, 2016, as amended June 12, 2017, and January 11, 2019 (the “Pepe Employment Agreement”), which provides that he will serve as the Chief Financial Officer of the Company for a term that ended on December 31, 2018.  The term was extended, and will automatically extend, for additional one-year periods unless either Mr. Pepe or the Company decides not to extend the term.  Under the Pepe Employment Agreement, Mr. Pepe is entitled to a base salary of at least $250,000, which may be increased (but not decreased) by the Board of Directors.  For the year ended December 31, 2018, the Compensation Committee increased Mr. Pepe’s base salary to $265,300.  In addition, Mr. Pepe is entitled to a bonus of a certain percentage of his base salary, subject to achievement of annual performance goals.  In 2018, Mr. Pepe earned a bonus of $191,016.  Mr. Pepe is entitled to participate in all employee benefits available to senior executives or employees of the Company.

The Pepe Employment Agreement will terminate prior to the end of its term if certain events occur.  If the Pepe Employment Agreement terminates due to Mr. Pepe’s death, disability, or for Cause (as defined above for Mr. Loudermilk), the Company will pay him through the date of termination.

If the Company terminates the Pepe Employment Agreement for any reason other than death, disability, or Cause, or if Mr. Pepe terminates the Pepe Employment Agreement for Good Reason (as defined above for Mr. Loudermilk), the Company will pay Mr. Pepe twelve months’ salary, payable as and when salaries are generally paid to executive officers, and he will continue to be eligible to participate in all medical, dental, life insurance, and 401(k) plan benefits for that 12-month period.  He will also receive a prorated bonus to the extent he otherwise would have earned one had he remained employed through the end of the year of termination, payable within the first quarter of the following year.  Mr. Pepe’s unvested restricted stock units are forfeited upon his termination of employment, except that a certain percentage of PRSUs may vest if his employment is terminated by the Company without Cause or by him for Good Reason.

The Pepe Employment Agreement provides Mr. Pepe with benefits in the event of a Change in Control that are different from those described above.  Those benefits are triggered if he terminates his employment for Good Reason (defined above) within one year following the effective date of a Change of Control.  Those benefits are payable in lieu of any other termination benefits and consist of the following:  Mr. Pepe will receive his base salary and benefits for a period of 12 months from the date of termination of his employment, payable as and when salaries are generally paid to executive officers of the Company, and he will also receive, on the date of termination, a lump sum equal to 50% of the average of the bonus amounts paid to him for the two years prior to the year in which the Change of Control takes place.  In addition, upon a Change of Control, a certain percentage of Mr. Pepe’s PRSUs may vest based on the date of the Change of Control and the VWAP of the Common Stock at that time.

Mr. Pepe agreed during the term of the Pepe Employment Agreement, and for a one-year period following termination of the Pepe Employment Agreement, not to compete with Company or solicit employees or customers of the Company.

COMPENSATION OF DIRECTORS

As more fully described below, during 2018 the Company (a) paid cash compensation and (b) granted time-restricted stock units (TRSUs) to directors who were classified as “independent directors” based upon the SEC and NASDAQ criteria for director independence.

(a)
Annual Cash Compensation:  Each independent director is paid annual cash compensation of $20,000.  The Chairman of the Board of Directors, the Chair of the Compensation Committee, and the Chair of the Audit Committee are each paid additional annual cash compensation of $5,000, and the Chair of the Nominating Committee is paid additional annual cash compensation of $2,500.  Independent Directors who serve on Board committees are paid additional annual cash compensation of $2,500 per committee.  In all cases, cash compensation is paid quarterly in arrears based on each independent director’s Board membership and committee role or roles during that quarter.

(b)
TRSUs Granted:  Pursuant to the Board equity compensation policy and the Long-Term Incentive Plan, the Board granted to each independent director continuing in service for the period from June 12, 2018, through the annual meeting of stockholders in 2019 a number of TRSUs determined by dividing $25,000 by the closing price per share of the Common Stock on the last trading day prior to the grant.  Based on the then current share price, this grant consisted of 7,911 TRSUs, each vesting on the earlier to occur of June 12, 2019, or the date of the Company’s 2019 annual meeting of stockholders.

The table below summarizes the compensation paid by the Company to independent directors.

	Fees Earned	Stock	Option
	or Paid in Cash	Awards(1)	Awards(2)	Total

J. Barnie Beasley	$13,125	$24,999	--	$38,124	(3)
John D. Fuller	$28,125	$24,999	--	$53,124	(4)
Joseph W. Lewis	$20,625	--	$710	$21,335	(5)
Jane Bryant Quinn	$21,250	--	$710	$21,960	(6)
James H. Stanker	$28,125	$24,999	--	$53,124	(7)
Suresh Sundaram	$24,375	$24,999	--	$49,374	(8)

(1)
The amounts in this column reflect the aggregate grant date fair value of TRSUs, as computed in accordance with generally accepted accounting principles, assuming no forfeitures, for awards granted pursuant to the Long-Term Incentive Plan.  Assumptions used in the calculation of the stock award values are included in footnote 15 to the Company’s audited financial statements for the fiscal year ended December 31, 2018, included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2019.

(2)
Although the Company did not award any new stock options to independent directors during 2018, the Company agreed to accelerate the vesting of certain unvested options held by two departing members of the Board of Directors, as more fully described below for each of Mr. Lewis and Ms. Quinn.

(3)	Mr. Beasley was awarded 7,911 TRSUs during 2018 having an aggregate grant date fair value of $24,999. At fiscal year-end, Mr. Beasley had no stock options and 7,911 TRSUs outstanding.
(4)
Mr. Fuller was awarded 7,911 TRSUs during 2018 having an aggregate grant date fair value of $24,999.  In addition, 7,352 TRSUs that were issued to Mr. Fuller in 2017 vested during 2018, resulting in the issuance to Mr. Fuller of 7,352 shares of Common Stock valued at the date of vesting at $3.16 per share (these shares are not included in the “Stock Awards” column for Mr. Fuller because the underlying TRSUs were granted during 2017).  At fiscal year-end, Mr. Fuller had no stock options and 7,911 TRSUs outstanding.

(5)
Mr. Lewis was awarded no TRSUs during 2018.  He received 7,352 shares of Common Stock due to the vesting of 7,352 TRSUs valued at the date of vesting at $3.16 per share (these shares are not included in the “Stock Awards” column for Mr. Lewis because the underlying TRSUs were granted during 2017).  In connection with Mr. Lewis’s retirement effective June 12, 2018, the Company accelerated the vesting of options to purchase 3,000 shares of Common Stock previously granted on March 1, 2016.  The amount reflected in the “Option Awards” column reflects the incremental fair value of the options in accordance with generally accepted accounting principles.  At fiscal year-end, Mr. Lewis had no stock options and no TRSUs outstanding.

(6)
Ms. Quinn was awarded no TRSUs during 2018.  She received 7,352 shares of Common Stock due to the vesting of 7,352 TRSUs valued at the date of vesting at $3.16 per share (these shares are not included in the “Stock Awards” column for Ms. Quinn because the underlying TRSUs were granted during 2017).  In connection with Mr. Quinn’s retirement effective June 12, 2018, the Company accelerated the vesting of options to purchase 3,000 shares of Common Stock previously granted on March 1, 2016.  The amount in the “Option Awards” column reflects the incremental fair value of the options in accordance with generally accepted accounting principles.  At fiscal year-end, Ms. Quinn had no stock options and no TRSUs outstanding.

(7)
Mr. Stanker was awarded 7,911 TRSUs having an aggregate grant date fair value of $24,999.  In addition, 7,352 TRSUs that were issued to Mr. Stanker in 2017 vested during 2018, resulting in the issuance to Mr. Stanker of 7,352 shares of Common Stock valued at the date of vesting at $3.16 per share (these shares are not included in the “Stock Awards” column for Mr. Stanker because the underlying TRSUs were granted during 2017).  At fiscal year-end, Mr. Stanker had no stock options and 7,911 TRSUs outstanding.

(8)
Dr. Sundaram was awarded 7,911 TRSUs having an aggregate grant date fair value of $24,999.  In addition, 7,352 TRSUs that were issued to Dr. Sundaram in 2017 vested during 2018, resulting in the issuance to Dr. Sundaram of 7,352 shares of Common Stock valued at the date of vesting at $3.16 per share (these shares are not included in the “Stock Awards” column for Dr. Sundaram because the underlying TRSUs were granted during 2017).  At fiscal year-end, Dr. Sundaram had no stock options and 7,911 TRSUs outstanding.

Beginning with the year following the 2019 Annual Meeting of the stockholders, and based upon the input the Board received from its independent compensation consultant, the Board has resolved to align better the manner in which it compensates its non-employee directors with peer companies, as follows:  (a) each non-employee director will be paid annual cash compensation of $30,000; (b) each non-employee director will be paid additional cash compensation of $2,500 for each Board committee on which the director serves; (c) the Chairman of the Board of Directors will be paid an additional cash compensation of $10,000; and (d) the Chairs of each of the Compensation Committee, Audit Committee, and Nominating Committee will be paid additional annual cash compensation of $5,000.  In addition, each independent director will be granted a number of TRSUs determined by dividing $60,000 by the closing price per share of the Common Stock on the last trading day prior to the grant, which shall vest at the earlier of 12 months after the date of grant or the Company’s subsequent annual meeting.  The Board has made these changes based on the recommendation of the Compensation Committee following a review of its director compensation practices by the Company’s independent compensation consultant.  The Board intends to consider further modifications to the manner in which it compensates its non-employee directors in order to continue to attract high-quality individuals to serve on the Board and to align its compensation of non-employee directors with best practices observed by similar companies.

PROPOSALS RECOMMENDED FOR CONSIDERATION BY STOCKHOLDERS

Proposal 1:  Election of Directors

Currently there are six directors serving on the Board.  The Board is divided into three classes that serve staggered three-year terms and are as nearly equal in number as possible.  Each class generally serves for a period of three years, although a director may be elected for a shorter term in order to keep the number of directors in each class approximately equal.  To be elected to the Board of Directors, a nominee for director must receive the affirmative vote of a majority of the sum of (a) the total votes cast for and (b) the total votes affirmatively withheld as to such nominee.

The terms of the Company’s Class III directors – Mr. Kyle J. Loudermilk and Mr. Christopher D. Sorrells – will expire at the 2019 Annual Meeting.  Both Mr. Loudermilk and Mr. Sorrells have been nominated to stand for reelection at the Annual Meeting.  If elected, each of Mr. Loudermilk and Mr. Sorrells would hold office until the 2022 Annual Meeting and until their successors are duly elected and qualified.  Biographical information, including professional background and business-related experience, for each of the nominees and incumbent directors is contained in the section captioned “Information About Directors and Executive Officers.”

The proxies solicited hereby, unless directed to the contrary, will be voted FOR election of the nominees.  All of the nominees have consented to being named in this Proxy Statement and to serve if elected.  The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve, but if either occurs proxies may be voted for such substituted nominee or nominees as the Board, in its discretion, may designate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF KYLE J. LOUDERMILK AND CHRISTOPHER D. SORRELLS

Proposal 2:  Non-Binding Resolution to Approve Executive Compensation

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended, we are providing stockholders the chance to approve, in a non-binding vote, the Company’s executive compensation as reported in this Proxy Statement.  We are providing stockholders with this opportunity on an annual basis pursuant to the recommendation of stockholders at the 2017 Annual Meeting that the Company hold a “say on pay” vote every year.

Our executive compensation programs are designed to support the Company’s long-term success.  The Compensation Committee has structured our executive compensation program to achieve the following key objectives:

•	to attract, retain, and reward talented and productive executive officers and other employees who can contribute (both short and long-term) to the success of the Company;
•	provide incentives for executive officers for superior performance; and
•	to align compensation and interests of the executive officers with those of the Company and reward executive officers according to their contribution to the Company’s success.

We urge stockholders to read the “Executive Compensation” disclosure set forth in this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation philosophy and objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board of Directors believe that the policies and procedures articulated in that disclosure are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following non-binding resolution at the Annual Meeting:

RESOLVED, that the stockholders of GSE Systems, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in accordance with compensation disclosure rules of the Securities and Exchange Commission, including as set forth in the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement relating to the Company’s Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board and the Compensation Committee will carefully review and consider the voting results when evaluating our executive compensation program.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS SET FORTH IN THE SUMMARY COMPENSATION TABLE AND THE RELATED COMPENSATION TABLES AND NARRATIVE IN THE PROXY STATEMENT, AND IT IS INTENDED THAT PROXIES NOT MARKED TO THE CONTRARY WILL BE SO VOTED.

Proposal 3:  Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board has appointed the firm of BDO USA, LLP (“BDO”) as the independent registered public accounting firm of the Company for fiscal year 2019.  BDO was also the Company’s independent registered public accounting firm for fiscal years 2015, 2016, 2017, and 2018.  Representatives of BDO are expected to attend the Annual Meeting and will have the opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.  For a description of the Audit Committee’s pre-approval policies and procedures pursuant to 17 CFR 210.2-01(c)(7)(i), see the section captioned “Audit Committee Pre-Approval of Audit and Non-Audit Services.”

Ratification of the appointment of the independent registered public accounting firm requires the affirmative vote of a majority of the votes cast by the holders of the shares of common stock voting in person or by proxy at the annual meeting.  The stockholders’ ratification of the appointment of BDO will not impact the Audit Committee’s responsibility pursuant to its charter to appoint, replace, and discharge the independent registered public accounting firm.  If the stockholders do not ratify the appointment of BDO, the Audit Committee may reconsider the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP, AS THE COMPANY’S INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2019

Other Business

As of the date of this proxy statement, the Company does not know of any matters that will be presented for action at the annual meeting other than those expressly set forth herein.  If other matters properly come before the meeting, proxies submitted on the enclosed form will be voted by the persons named in the enclosed form of proxy in accordance with their best judgment.  In addition, if (i) any of the persons named to serve as directors are unable to serve or for good cause will not serve and the Board of Directors designates a substitute nominee or (ii) any stockholder proposal, which is not in this proxy statement or on the proxy card or voting instructions form pursuant to Rule 14a-8 or 14a-9 of the Securities Exchange Act of 1934, is presented for action at the meeting, or (iii) if any matters concerning the conduct of the meeting are presented for action, then stockholders present at the meeting may vote on such items.  If you are represented by proxy, your proxy will vote your shares using his discretion.

By Order of the Board of Directors
Daniel W. Pugh
General Counsel and Secretary
Sykesville, Maryland

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/10/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/10/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Kyle J. Loudermilk   02 Christopher D. Sorrells

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. a non-binding resolution to approve the compensation of the Company's named executive officers.	☐	☐	☐
3. To ratify the appointment by the audit committee of BDO USA LLP, an independent registered public accounting firm, as the Company's independent registered public accountants for the current fiscal year.	☐	☐	☐

NOTE: In their discretion as to such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000418162_1 R1.0.1.18

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com

GSE SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

To be held on June 11, 2019

This proxy is solicited on behalf of the Board of Directors of GSE Systems

The undersigned hereby constitutes and appoints Kyle Loudermilk and/or Christopher Sorrells, or either of them, as attorneys and proxies with full power of substitution, to attend and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of GSE Systems, Inc. (the "Company") to be held at 6724 Alexander Bell Drive, Hub Spot Conference Center, Suite 105, Columbia, MD 21046 at 9:00 a.m. local time, on June 11, 2019, and at any and all adjournments or postponements of the meeting, with the same force and effect as if the undersigned were personally present, and the undersigned hereby instructs said attorneys and proxies to vote as follows with respect to the matters described in the accompanying proxy statement.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000418162_2 R1.0.1.18